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                                                                       EXHIBIT i





September 27, 2001


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


      Re:   North American Funds Variable Product Series I
            File Numbers 2-83631 and 811-3738


Dear Sir or Madam:

As counsel to North American Funds Variable Product Series I (the "Registrant"), it is my opinion that the securities being registered by this Post-Effective Amendment No. 32 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to the Registrant, including its Articles of Incorporation, its By-laws, other records, documents, papers, statutes, and authorities as deemed necessary to form the basis of this opinion. Therefore, I consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement.


Sincerely,

/s/ Nori Gabert

Nori L. Gabert
Vice President and Secretary